UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 28, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

4690 Millennium Drive, Belcamp, Maryland 21017

(Address of principal executive offices)

Delaware (State or Other Jurisdiction of Incorporation)	0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

Registrant’s telephone number, including area code:	(410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits.

Exhibit 99.1	Transcript of conference call of SafeNet, Inc. (“SafeNet” or the “Company”), held on July 28, 2004.

Item 12.   Results of Operations and Financial Condition.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

     On July 28, 2004, SafeNet held a conference call to discuss financial results for the quarter ended June 30, 2004. The transcript of the conference call is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     During the conference call, SafeNet provided certain adjustments to the financial information calculated on the basis of generally accepted accounting principles (“GAAP”) as supplemental information relating to its results of operations. SafeNet’s management believes these non-GAAP adjustments are useful to investors because they remove specific non-operating costs associated with any significant acquisition that has occurred in the relevant periods and provide a basis for measuring and comparing the Company’s operating performance without these charges. These costs are currently limited to acquisition-related expenses, such as integration costs, amortization expense related to acquired intangible assets and unearned compensation, acquisition specific write-offs, such as write-off of in-process research and development costs, certain non-recurring items relating to a lease restructuring, and the tax effects of these items. SafeNet’s management uses these non-GAAP measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating and financial performance. In particular, SafeNet’s management uses the non-GAAP measures, which exclude mostly one-time, non-operating costs, to evaluate actual operating results and identify trends in the company’s business. Nonetheless, these non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and other companies may use different non-GAAP measures and presentations of results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:  August 3, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Transcript of conference call of SafeNet, Inc., held on July 28, 2004